As filed with the Securities and Exchange Commission on May 18, 2000.
                                       Registration No. 333-30348

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                     International Rectifier Corporation
           (Exact name of registrant as specified in its charter)
                             ___________________

             Delaware                               95-1528961
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

              233 Kansas Street, El Segundo, California  90245
                  (Address of principal executive offices)
                             ___________________

    International Rectifier Corporation 2000 Stock Incentive Plan
                          (Full title of the plan)
                             ___________________

                             L. Michael Russell,
                     Vice President and General Counsel
              233 Kansas Street, El Segundo, California  90245
                   (Name and address of agent for service)
                             ___________________

Telephone number, including area code, of agent for service:(310) 726-8000
                             ___________________

                       CALCULATION OF REGISTRATION FEE
=========================================================================
                                   Proposed   Proposed
                                   maximum    maximum
Title of          Amount           offering   aggregate      Amount of
securities        to be            price      offering       registration
to be registered  registered       per unit   price          fee
-------------------------------------------------------------------------
Common Stock      4,500,000<1><2>  $44.781<3> $201,515,625<3> $53,201<3>
par value $1 per  shares
share
=========================================================================

<1>  This Registration Statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares and interests in the International Rectifier Corporation 2000 Stock Incentive Plan (the "Plan") which by reason of certain events specified in the Plan may become subject to the Plan.

<2>  Each share of Common Stock is accompanied by a share purchase right pursuant to the Registrant's Rights Agreement, dated
     August 14, 1996, as amended, with Chase Mellon Shareholder
     Services, as Rights Agent.

<3>  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 16, 2000, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

     The Exhibit Index for this Registration Statement is at page S-3.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          The following documents filed with the Commission by International Rectifier Corporation (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

          (b) The Company's Quarterly Reports on Forms 10-Q for the quarterly periods ended September 30, 1999, December 31,
1999, and March 31, 2000; and

          (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 17, 1985 (which incorporates by reference the description of the Company's Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on June 14, 1985) and the description of the Company's share purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on August 21, 1996, and any amendment or report filed for the purpose of updating such descriptions.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

          The Company's Common Stock, par value $1 per share,
(the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

          The legal matters addressed in the Opinion of Company Counsel (attached hereto as Exhibit 5) have been passed on for the Company by L. Michael Russell, the Executive Vice President, Secretary and General Counsel of the Company. Mr. Russell is compensated as an employee of the Company, is the owner of shares of Common Stock, is the holder of options to acquire shares of Common Stock and is eligible to participate in the Plan.

Item 6.  Indemnification of Directors and Officers

          As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors, employees and agents of the company against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the Company, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought or the Court of Chancery determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or suit, in which case he shall be indemnified without such authorization. The Company's Bylaws require the Company to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit the Company to advance such expenses to other employees and agents of the Company upon such terms and conditions as are specified by the Company's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have.

          The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

          The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws. However, the Company maintains liability insurance providing coverage only with respect to claims made against officers and directors as to which they are entitled to be indemnified by the Company.

          The Company has a policy of directors and officers liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits

          See the attached Exhibit Index at page S-3.

Item 9.  Undertakings

          (a)  The undersigned registrant hereby undertakes:

                        (1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i) To include any prospectus
required by Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the
prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                 (iii) To include any
material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement;

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                             (2) That, for the purpose of
determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                        (3)  To remove from registration by
means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 17, 2000.



                             By:   /s/ Michael P. McGee
                                  -----------------------------
                                  Michael P. McGee

                             Its: Executive Vice President and
                                  Chief Financial Officer

                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Alexander Lidow and Michael P. McGee, and both of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, both acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, both acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                Title                        Date
    ---------                -----                        ----

/s/ Eric Lidow
---------------  Chairman of the Board                 May 17, 2000
Eric Lidow


/s/ Alexander Lidow
--------------------  Chief Executive Officer and      May 17, 2000
Alexander Lidow       Director (Principal Executive
                      Officer)


/s/ Michael P. McGee
--------------------  Executive Vice President,          May 17, 2000
Michael P. McGee      Chief Financial Officer (Principal
                      Financial and Accounting Officer)


/s/ Robert J. Mueller
--------------------  Executive Vice President           May 17, 2000
Robert J. Mueller     and Director


/s/ Donald S. Burns
--------------------  Director                           May 12, 2000
Donald S. Burns


/s/ George Krsek
--------------------  Director                           May 12, 2000
George Krsek


/s/ Derek B. Lidow
--------------------  Director                           May 12, 2000
Derek B. Lidow


/s/ Minoru Matsuda
--------------------  Director                           May 13, 2000
Minoru Matsuda


/s/ James D. Plummer
--------------------  Director                           May 16, 2000
James D. Plummer


/s/ Jack O. Vance
--------------------  Director                           May 18, 2000
Jack O. Vance


/s/ Rochus E. Vogt
--------------------  Director                           May 12, 2000
Rochus E. Vogt

                          EXHIBIT INDEX
Exhibit
Number           Description
-------          -----------

4.      International Rectifier Corporation 2000 Stock Incentive
        Plan

5.      Opinion of Company Counsel (opinion re legality).

23.1 Consent of PricewaterhouseCoopers L.L.P. (consent of independent accountants).

23.2    Consent of Company Counsel (included in Exhibit 5).

24.     Power of Attorney (included in this Registration
        Statement under "Signatures").